Exhibit 99.1

FOR IMMEDIATE RELEASE

January 26, 2015

ART’S WAY MANUFACTURING ANNOUNCES YEAR END 2014 FINANCIAL RESULTS

Conference Call Scheduled For Tuesday, January 27th, 2015 at 10:00 AM CT

ARMSTRONG, IOWA, January 27, 2015 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a diversified, international manufacturer and distributor of equipment serving agricultural, research, water treatment and steel cutting needs, announces its financial results for the year ended November 30, 2014.

In conjunction with the release, the Company has scheduled a conference call for Tuesday, January 27, 2015 at 10:00 AM CT. J. Ward McConnell, Jr., Chairman of the Board of Directors of Art’s Way Manufacturing, Marc McConnell, Vice Chairman of the Board of Directors of Art’s Way Manufacturing, Carrie Majeski, President, Chief Executive Officer of Art’s Way Manufacturing, and Dan Palmer, President of Art’s Way Scientific will be leading the call to discuss the year-end 2014 financial results and will also provide an outlook for 2015.

What: Art’s Way Manufacturing year-end 2014 Financial Results.

When: Tuesday, January 27, 2015 10:00 AM CT.

How: Live via phone by dialing (800) 624-7038. Code: Art’s Way Manufacturing. Participants to the conference call should call in at least 5 minutes prior to the start time. A replay of the call will be archived on the Company’s website for 12 months. www.artsway-mfg.com/

	For the Year Ended (Consolidated)
	November 30, 2014	November 30, 2013	Change
Sales	$36,170,000	$34,227,000	5.7%
Operating Income	$1,665,000	$1,817,000	-8.4%
Net Income	$935,000	$1,551,000	-39.7%
EPS (Basic)	$0.23	$0.38	-39.5%
EPS (Diluted)	$0.23	$0.38	-39.5%
Weighted Average Shares Outstanding:
Basic	4,047,796	4,039,530
Diluted	4,052,703	4,049,791

Sales: Consolidated sales increased 5.7%, from $34,227,000 in fiscal year 2013 to $36,170,000 in fiscal year 2014. This increase was largely due to the revenues from our acquisition of Ohio Metal Tools in September 2013. The added sales of our Tools segment were somewhat offset by decreased sales at our Vessels and Modular Buildings segments.

Income: Total operating income decreased from $1,817,000 in fiscal year 2013 to $1,665,000 in fiscal year 2014, while net income for the fiscal year ended November 30, 2014 decreased from $1,551,000 to $935,000, a decrease of 39.7%. This decrease is largely attributable to the gain on sale of land in fiscal 2013 of $630,000.

Earnings per Share: Earnings per basic and diluted share for the fiscal year ended November 30, 2014 were $0.23, a decrease of $0.15 from the fiscal year 2013 earnings per basic and diluted share.

Chairman of the Art’s Way Board of Directors, J. Ward McConnell Jr., reports, “Our core agricultural product lines are poised for growth in 2015. We are excited about our new agricultural product launches scheduled in 2015 that will satisfy a wider range of customer needs. We also believe the strength in the current livestock markets will drive sales growth in our various product lines that serve the industry. We have increased distribution points throughout the continental United States, and we are excited about the opportunities to increase our agricultural export sales in fiscal 2015.”

About Art’s Way Manufacturing, Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, round hay balers, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as pressurized tanks and vessels, modular animal confinement buildings and laboratories and specialty tools and inserts. After-market service parts are also an important part of the Company's business. The Company has four reporting segments: agricultural products; pressurized tanks and vessels; modular buildings; and tools.

For more information, including an archived version of the conference call, contact: Carrie Majeski, Chief Executive Officer

712-864-3131

investorrelations@artsway-mfg.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including: (i) our expectations regarding the strength of the agricultural and livestock markets; (ii) our expectations regarding future results, product offerings and markets; and (iii) the benefits of our growth strategy and business model, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: obstacles related to the integration of our acquired companies; economic conditions that affect demand for our products; the ability of our suppliers to meet our demands for raw materials and component parts; our ability to predict and meet the demands of each market in which our segments operate; our ability to predict and respond to any seasonal fluctuations in demand; unexpected delays in product launches; the cost of raw materials; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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